Exhibit 99.2

MasterCard Incorporated Third-Quarter 2014

Financial Results Conference Call

October 30, 2014

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Proprietary

Business Update

Financial & Operational Overview

Economic Update

Business Highlights

©2014 MasterCard.

Proprietary

Page3

3rd Quarter Selected Financial Performance

($ in millions, except per share data)

YOY Growth

As FX

3Q 14 3Q 13 Reported Adjusted

Net revenue $ 2,503 $ 2,218 13% 13%

Total operating expenses 1,083 970 12% 12%

Operating income 1,420 1,248 14% 13%

Operating margin 56.7% 56.3% 0.5 ppts 0.4 ppts

Net income $ 1,015 $ 879 15% 15%

Diluted EPS $ 0.87 $ 0.73 19% 19%

Note: Figures may not sum due to rounding.

©2014 MasterCard.

Proprietary

3rd Quarter Gross Dollar Volume (GDV)

($ in billions)

4

Worldwide United States Rest of World

12% Growth 7% Growth 14% Growth

$1,200 $1,157

$1,046

$1,000

$519 $818

$800 $456 $ 731

$341

$600 $292

$400 $315 $339

$590 $638

$200 $164 $178 $439 $477

$ 151 $161

$0

3Q 13 3Q 14 3Q 13 3Q 14 3Q 13 3Q 14

Credit Debit

Notes: 1. Growth rates are shown in local currency

2. Figures may not sum due to rounding

©2014 MasterCard.

Proprietary

3rd Quarter Processed Transactions and Cards

5

Processed Transactions

10% Growth

12,000

10,964

9,997

10,000

millions) 8,000

(in

6,000

Transactions 4,000

2,000

0

3Q 13 3Q 14

Cards

8% Growth

2,078

2,000 1,923

701

701

millions) 1,500

(in 1,000

Cards

1,377

1,222

500

0

3Q 13 3Q 14

MasterCard Cards Maestro Cards

Note: Figures may not sum due to rounding

©2014 MasterCard.

Proprietary

3rd Quarter Revenue

($ in millions)

3Q 13 3Q 14

$3,000

$2,503

$2,500 $2,218

$2,000

$1,500

$931 $1,003 $919 $1,041

$1,000 $738 $835

$460

$500 $336

$0

-$ 500

-$ 1,000($706) ($836)

Domestic Cross-Border Transaction Other Rebates and Total Net Revenue

Assessments Volume Fees Processing Fees Revenues Incentives

As-reported 8% 13% 13% 38% 19% 13%

FX-adjusted 7% 13% 13% 38% 18% 13%

Note: Figures may not sum due to rounding

©2014 MasterCard.

Proprietary

3rd Quarter Operating Expenses

($ in millions)

3Q 13 3Q 14

$1,200 $1,083

$970

$797

$800 $701

$400 $205 $203

$64 $83

$0

General Advertising Depreciation Total

& & & Operating

Administrative Marketing Amortization Expenses

As-reported 14%(1%) 30% 12%

FX-adjusted 14%(1%) 30% 12%

Note: Figures may not sum due to rounding

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Thoughts for the Future

Business update through October 21

Long-Term Performance Objectives

Thoughts for 2014

Revenue

Expenses

Impact from Acquisitions

Tax Rate

FX Impact

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MasterCard

Appendix A

Impact of Acquisition*

Three Months Ended September 30, 2014 Nine Months Ended September 30, 2014

Impact of Excluding Impact of Excluding

As-Reported Acquisitions Acquisitions As-Reported Acquisitions Acquisitions

Net revenue growth 13% 3% 10% 13% 1% 12%

Total operating expenses growth 12% 9% 3% 13% 5% 8%

Net income growth 15%(2)% 17% 13%(1)% 14%

Diluted EPS $ 0.87 $ (0.02) $ 0.89 $ 2.40 $ (0.02) $ 2.42

*Impact of acquisitions, includes: C-Sam, ECS, Pinpoint, Provus and the consolidation of our majority-owned investment in HomeSend.

©2014 MasterCard.

Proprietary